                         INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, dated as of December 9, by and between EQ Financial Consultants, Inc., a Delaware corporation ("EQ Financial" or the "Manager"), and J.P. Morgan Investment Management Inc., a Delaware corporation (the "Adviser").

         WHEREAS, EQ Advisors Trust (the "Trust") is registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, the Trust's shareholders are and will be separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the "Policies") under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies;

         WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

         WHEREAS, EQ Financial is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is the investment manager to the Trust;

         WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act;

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract (the "Agreement"); and

         WHEREAS, the Board of Directors of the Trust and EQ Financial desire to retain the Adviser to render investment advisory services to the portfolio specified in Schedule A hereto ("Portfolio") in the manner and on the terms hereinafter set forth;

         NOW, THEREFORE, EQ Financial and Adviser agree as follows:

1.       APPOINTMENT OF ADVISER

         The Manager hereby appoints the Adviser to act as investment adviser for the Portfolio and to manage the investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Trustees of the Trust and the terms and conditions of this Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust or Manager in any way or otherwise be deemed an agent of the Trust or Manager except as expressly authorized in this Agreement or another writing by the Trust, Manager and the Adviser.

         2.       SERVICES TO BE RENDERED BY THE ADVISER TO THE TRUST

         A. The Adviser will manage the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the direction and control of the Trustees of the Trust and the Manager and in accordance with the provisions of the Trust's registration statement, as amended from time to time. In fulfilling its obligations to manage the investment and reinvestment of the assets of the Portfolio, the Adviser will:

                           (i) obtain and evaluate pertinent economic,
                  statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

                           (ii) formulate and implement a continuous investment
                  program for the Portfolio (a) consistent with the investment objectives, policies and restrictions of the Portfolio as stated in the Trust's Agreement and Declaration of Trust, By-Laws, and such Portfolio's currently effective Prospectus and Statement of Additional Information ("SAI") as amended from time to time, and (b) in compliance with the requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended;

                           (iii) take whatever steps are necessary to implement
                  the investment program for the Portfolio by the purchase and sale of securities and other investments authorized under the Trust's Agreement and Declaration of Trust, By-Laws, and such Portfolio's currently effective Prospectus and SAI, including the placing of orders for such purchases and sales;

                           (iv) regularly report to the Trustees of the Trust
                  and the Manager with respect to the implementation of the investment program and, in addition, provide such statistical information and special reports concerning the Portfolio and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolio, as may reasonably be requested by the Manager or the Trustees of the Trust, including attendance at Board of Trustees Meetings, as reasonably requested, to present such information and reports to the Board;

                           (v) assist as required by the Manager or the Board
                  of Trustees of the Trust in the determination of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Portfolio's net asset value in accordance with procedures and methods established by the Trustees of the Trust;

                           (vi) provide composite private account performance
                  information for accounts the Adviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing the Portfolio and such supporting documentation as may be reasonably necessary, under applicable laws, to allow the Portfolio or its agent to present information concerning the Adviser's prior performance in the Prospectus and the SAI of the Portfolio and any sales materials prepared by the Portfolio or its agent, as permitted under any applicable law and approved by the Adviser; and

                           (vii) establish appropriate interfaces with the
                  Trust's administrator and Manager in order to provide such administrator and Manager with all necessary information requested by the administrator and Manager.

         B. The Adviser, at its expense, will furnish: (i) all necessary investment and management facilities and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolio (excluding that necessary for the determination of net asset value and shareholder accounting services).

         C. The Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Adviser will place all orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Adviser is directed at all times to seek to execute brokerage transactions for the Portfolio in accordance with such policies or practices as may be established by the Board of Trustees and described in the Trust's currently effective Prospectus and SAI, as amended from time to time. In placing orders for the purchase or sale of investments for the Portfolio, in the name of the Portfolio or its nominees, the Adviser shall use its best efforts to obtain for the Portfolio the best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

         Subject to the appropriate policies and procedures approved by the Board of Trustees, the Adviser, in assessing the best execution available for any transaction, will consider factors it deems relevant, including without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best execution available, the Adviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio and/or other accounts over which the Adviser or its affiliates exercise investment discretion. Moreover, the Adviser may, to the extent authorized by Section 28(e) of the Securities and Exchange Act of 1934, as amended, cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser, and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction provided the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services viewed in terms of that particular transaction or the Adviser's overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by said Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the best execution available, the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

         D. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients. The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Portfolio.

         E. The Adviser will maintain all accounts, books and records with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder.

         3.       COMPENSATION OF ADVISER

         The Manager will pay the Adviser, with respect to the Portfolio, the compensation specified in Appendix A to this Agreement. Payments shall be made to the Adviser on the first day of each month; however, this advisory fee will be calculated on the daily average value of the Portfolio's assets and accrued on a daily basis.

         4.       LIABILITY OF ADVISER

         Neither the Adviser nor any of its directors, officers, or employees shall be liable to the Manager for any loss suffered by the Manager resulting from the Adviser's acts or omissions as Adviser to the Portfolio, except for losses to the Manager or the Trust resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the Adviser or any of its directors, officers or employees. The Adviser, its directors, officers or employees shall not be liable to the Manager or the Trust for any loss suffered as a consequence of any action or inaction of other service providers to the Trust in failing to observe the instructions of the Adviser, provided such action or inaction of such other service providers to the Trust is not a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Adviser under this Agreement.

         5.       INDEMNIFICATIONS

         A. The Manager shall indemnify the Adviser and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Trust or any Portfolio) (collectively, "Adviser Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, and reasonable expenses, including attorneys' fees (collectively "Losses"), incurred by the Adviser or Adviser Related Persons arising from or in connection with this Agreement or the performance by the Adviser or Adviser Related Persons of its or their duties hereunder so long as such Losses arise out of the Manager's gross negligence, willful misconduct or bad faith, in performing its responsibilities hereunder or under its agreement with the Trust or the gross negligence, willful misconduct or bad faith of any companies affiliated with the Manager that provide services to the Trust, including, without limitation, such Losses that may be based upon any untrue statement of material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reasonable reliance upon written information furnished to the Manager or the Trust by the Adviser or an Adviser Related Person specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph (i.e. paragraph A.) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser or an Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.


         B. The Adviser shall indemnify the Manager and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Trust or any Portfolio) (collectively, "Manager Related Persons") to the fullest extent permitted by law against any and all Losses incurred by the Manager or Manager Related Persons arising from or in connection with this Agreement or the performance by the Manager or Manager Related Persons of its or their duties hereunder so long as such Losses arise out of the Adviser's gross negligence, willful misconduct or bad faith in performing its responsibilities hereunder, including, without limitation, such Losses that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, in any case only to the extent that such statement or omission was made in reasonable reliance upon written information furnished by the Adviser or Adviser Related Person to the Manager or the Trust specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph (i.e., paragraph B.) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Manager or a Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

         C. The indemnifications provided in this Section 5 shall survive the termination of this Agreement.

         6.       NON-EXCLUSIVITY

         The services of the Adviser to the Portfolio and the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

         7.       SUPPLEMENTAL ARRANGEMENTS

         The Adviser may enter into arrangements with other persons affiliated with the Adviser for the provision of certain personnel and facilities to the Adviser to better enable it to fulfill its duties and obligations under this Agreement.

         8.       REGULATION

         The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

         9.       RECORDS

         The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein. The Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

         10.      DURATION OF AGREEMENT

         This Agreement shall become effective with respect to the Portfolio on the later of the date of its execution or the date of the meeting of the shareholders of the Portfolio, which for this purpose may be the sole initial shareholder of the Portfolio, at which meeting the Agreement is approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Board of Trustees or by a majority of the outstanding voting securities of the Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) ("Independent Trustees") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of the Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio affected by the Agreement or (b) all the portfolios of the Trust.

         If the shareholders of the Portfolio fail to approve the Agreement or any continuance of the Agreement, the Adviser will continue to act as investment adviser with respect to the Portfolio pending the required approval of the Agreement or its continuance or of any contract with the Adviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Adviser in respect of the Portfolio during the period will be in compliance with Rule 15a-4 under the Investment Company Act.

         11.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty (60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Investment Management Agreement between the Manager and the Trust is assigned or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

         12.      PROVISION OF CERTAIN INFORMATION BY ADVISER

         The Adviser will promptly notify the Manager in writing of the occurrence of any of the following events:

                  A. the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

                  B. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust; and/or

                  C. the chief executive officer or controlling stockholder of the Adviser or the portfolio manager of the Portfolio changes or there is otherwise an actual change in control or management of the Adviser.

         13.      USE OF ADVISER'S NAME

         The Manager will not use the Adviser's name (or that of any affiliate) in Trust advertisements, sales literature or promotional materials without prior review and approval by the Adviser, which may not be unreasonably withheld or delayed. The Manager will be permitted to use the Adviser's name (or that of any affiliate) in required regulatory filings or in updates of its Prospectus or SAI.

         14.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the Securities and Exchange Commission ("SEC"), this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other portfolio affected by the amendment or all the portfolios of the Trust.

         15.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolio listed in Appendix A.

16.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided for each party will be specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

18.       SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

19.      GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                    EQ FINANCIAL CONSULTANTS, INC.

                                    By: /s/ Peter D. Noris
                                       ---------------------------------
                                             Peter D. Noris
                                             Executive Vice President


                                    J.P. Morgan Investment Management Inc.

                                    By: /s/ Diane Minardi
                                       -----------------------------------
                                             Name:  Diane Minardi
                                             Title: Vice President

                                   APPENDIX A

         The Manager shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

         Portfolio                                                     Advisory Fee
         ---------                                                     ------------

         JPM Core Bond Portfolio                     .30 % the Portfolio's average daily net assets
                                                     up to and including $125 million; .25% of the
                                                     Portfolio's average daily net assets up to and
                                                     including $200 million; .22% of the Portfolio's
                                                     average daily net assets up to and including
                                                     $350 million; and .15% of the
                                                     Portfolio's average daily net assets in
                                                     excess of $350 million.

         Dated: December 9, 1997